SUBSIDIARIES OF THE COMPANY	EXHIBIT 21.1

Name of Subsidiary or Affiliate	Jurisdiction of Incorporation

ME Sudamerica SRL	Argentina
LSI Robway Pty Limited	Australia
Beena Vision Asia - Pacific Pty Ltd.	Australia
Information Alignment Pty. Ltd.	Australia
Manhattan Asia Pacific Pty Ltd.	Australia
Network Mapping Pty Limited	Australia
Spatial Dimension Australia Pty Ltd.	Australia
Trimble Australia Solutions Pty Limited	Australia
Trimble Navigation Australia Pty Ltd.	Australia
Trimble Planning Solutions Pty. Ltd.	Australia
Viewpoint Australia Finco Pty Ltd.	Australia
Viewpoint Construction Software Australia Pty Ltd.	Australia
Viewpoint Software Pty Ltd.	Australia
AllTerra Österreich GmbH	Austria
Plancal GmbH	Austria
Stabiplan BVBA	Belgium
Acunia International NV	Belgium
ICS Benelux NV	Belgium
Trimble Leuven NV	Belgium
Trimble NV	Belgium
Wevada NV	Belgium
Veltec Solucoes Tecnologicas SA	Brazil
Spatial Dimension Sistemas do Brasil Ltda.	Brazil
Trimble Brasil Solucoes Ltda.	Brazil
Trimble Forestry Ltda.	Brazil
0807381 B.C. Ltd.	Canada
3LOG Systems Inc.	Canada
Applanix Corporation	Canada
Geo-3D Inc.	Canada
GEOTrac Systems Inc.	Canada
Maddocks Systems, Inc.	Canada
NM Group Network Mapping Corp.	Canada
PeopleNet Communications Canada Corp.	Canada
Trimble Canada Corporation	Canada
Trimble Canada Development Limited	Canada
Trimble Exchangeco Ltd.	Canada
Trimble Holdings Company	Canada
Viewpoint Construction Software Canada Inc.	Canada
VS Visual Statement, Inc.	Canada

Name of Subsidiary or Affiliate	Jurisdiction of Incorporation
Cengea Solutions Corporation	Canada
Spatial Dimension Canada ULC	Canada
Trimble Loadrite Chile SPA	Chile
Trimble Communication and Navigation Technology (Xi’An) Co., Ltd.	China
Eleven Technology (SIP) Co., Ltd.	China
Tianpan Century Co. Ltd.	China
Trimble DBO Information Technology (Shanghai) Co. Ltd.	China
Trimble Electronics Products (Shanghai) Co. Ltd.	China
Trimble Leading Electronic Technology (Shanghai) Co. Ltd.	China
Tianpan Information Science & Technology Co. Ltd.	China
Trimble Solutions Aarhus A/S	Denmark
Trimble Middle East WLL	Egypt
Trimble Finland Oy	Finland
Trimble Forestry Europe Oy	Finland
Trimble Solutions Oy	Finland
Mensi, S.A.	France
GT France SAS	France
Magnav France Holdco S.A.S.	France
Punch Telematix France SAS	France
Solid SAS	France
Stabiplan S.A.S.	France
Trimble France SAS	France
Trimble Nantes SAS	France
Manhattan Software France SARL	France
ME France SarL	France
Trimble Lyon Sarl	France
Trimble Solutions France Sarl	France
AllTerra Deutschland GmbH	Germany
AllTerra Deutschland GmbH - (Dettelbach)	Germany
Axio-Net GmbH	Germany
HHK Datentechnik GmbH	Germany
Linear Project GmbH	Germany
Müller-Elektronic GmbH	Germany
Punch Telematix Deutschland GmbH	Germany
Sigma GmbH	Germany
Sigma Handels GmbH	Germany
Stabiplan GmbH	Germany
Trimble Forestry GmbH	Germany

Name of Subsidiary or Affiliate	Jurisdiction of Incorporation
Trimble Germany GmbH	Germany
Trimble Jena GmbH	Germany
Trimble Kaiserslautern GmbH	Germany
Trimble Railway GmbH	Germany
Trimble Solutions Germany GmbH	Germany
Trimble TerraSat GmbH	Germany
WTK-Elektronik GmbH	Germany
Trimble Hong Kong Limited	Hong Kong
Trimble Hungary Kft.	Hungary
Trimble Operations Hungary Kft.	Hungary
CSC World (India) Private Limited	India
Trimble EM3 Connected Services Private Limited	India
Trimble Information Technologies India Private Limited	India
Trimble Mobility Solutions India Limited	India
Trimble Navigation India Pvt. Ltd.	India
Trimble Solutions India Pvt. Ltd.	India
Lakefield eTechnologies Group Limited	Ireland
Lakefield eTechnologies Limited	Ireland
Lime Daross Limited	Ireland
Trimble Technologies Ireland Limited	Ireland
Spektra Agri Srl	Italy
Spektra Srl	Italy
Trimble Italia SRL	Italy
Trimble Japan KK	Japan
Trimble Solutions Japan KK	Japan
Trimble Solutions Korea Co., Ltd.	Korea, Republic Of
Trimble Solutions Malaysia Sdn. Bhd.	Malaysia
Geo de SECO S. de R.L. de C.V.	Mexico
Trimble Consulting Services Americas, S. de R.L.de C.V.	Mexico
Trimble Consulting Technologies Americas S de RL de CV	Mexico
Trimble Finance BV	Netherlands
LogicWay B.V.	Netherlands
Punch Telematix Nederland B.V.	Netherlands
Stabiplan B.V.	Netherlands
Stabiplan Holding B.V.	Netherlands
Stabiplan International B.V.	Netherlands
Trimble BV	Netherlands
Trimble Eersel B.V.	Netherlands
Trimble Europe B.V.	Netherlands
Trimble International B.V.	Netherlands
Trimble New Zealand Solutions	New Zealand
Viewpoint Software NZ Limited	New Zealand

Name of Subsidiary or Affiliate	Jurisdiction of Incorporation
Manhattan Asia Pacific NZ Limited	New Zealand
Trimble Loadrite Auckland Limited	New Zealand
Trimble Navigation New Zealand Ltd.	New Zealand
Trimble Solutions Sandvika AS	Norway
Trimble Norway AS	Norway
Trimble Poland Sp.z.o.o	Poland
Trimble Portugal Unipessoal LDA	Portugal
Stabiplan S.R.L.	Romania
Trimble RUS LLC	Russian Federation
Trimble Navigation Singapore Pte. Ltd.	Singapore
Trimble Solutions SEA Pte. Ltd.	Singapore
Trimble South Africa Distribution Holdings Pty. Ltd.	South Africa
Sitech Southern Africa (Pty.) Ltd.	South Africa
Spatial Dimension Pty Ltd.	South Africa
Spatial Dimension South Africa Pty Ltd.	South Africa
Trimble Navigation Technology South Africa (Pty) Ltd.	South Africa
Punch Telematix Iberica SL	Spain
Trimble International Holdings S.L.	Spain
Trimble Navigation Iberica S.L.	Spain
Allterra Iberica, S.L.U.	Spain
PocketMobile Communications AB	Sweden
Trimble AB	Sweden
Trimble Solutions Gothenburg AB	Sweden
Trimble Solutions Sweden AB	Sweden
Trimble Sweden AB	Sweden
Trimble Holding GmbH	Switzerland
Trimble Lizenz Switzerland GmbH	Switzerland
Trimble Switzerland GmbH	Switzerland
Trimble (Thailand) Co. Ltd.	Thailand
GT Middle East Limited	United Arab Emirates
Riverside Acquistions Limited	United Kingdom
VCS (Holdings UK) Limited	United Kingdom
Viewpoint Construction Software Limited	United Kingdom
Trimble MAPS Limited	United Kingdom
Network Mapping Group Limited	United Kingdom
Network Mapping Limited	United Kingdom
Network Mapping UK Ltd.	United Kingdom
Amtech Group Limited	United Kingdom
Atrium Software Ltd.	United Kingdom
Civil & Structural Computing (International) Ltd.	United Kingdom
Civil & Structural Computing (Middle East) Ltd.	United Kingdom
Cobco 867 Limited	United Kingdom

Name of Subsidiary or Affiliate	Jurisdiction of Incorporation
Computer Services Consultants (UK) Ltd.	United Kingdom
CSC (Holdings) Ltd.	United Kingdom
CSC (World) Limited	United Kingdom
Lakefield eTechnologies Limited	United Kingdom
Load Systems UK Limited	United Kingdom
Manhattan Data Craft Ltd.	United Kingdom
Manhattan Software Group Ltd.	United Kingdom
MSG Public Sector Ltd.	United Kingdom
Strucad 2011 Ltd.	United Kingdom
Trimble Solutions (UK) Ltd.	United Kingdom
Trimble UK Limited	United Kingdom
Trimble MRM Limited	United Kingdom
SECO Manufacturing Company, Inc.	USA - CA
Spime Inc.	USA - CA
Trimble Export Limited	USA - CA
Trimble IP General Corporation	USA - CA
Trimble Military and Advanced Systems, Inc.	USA - CA
Trimble IP Limited LLC	USA - CA
Iron Solutions, Inc.	USA - DE
Network Mapping Inc.	USA - DE
PeopleNet Holdings Corporation	USA - DE
PNET Holding Corp.	USA - DE
TOGS USA, Inc.	USA - DE
Trimble Consulting Group Inc.	USA - DE
Trimble Inc.	USA - DE
Trimble Solutions USA, Inc.	USA - DE
Trimble Transportation Enterprise Solutions Inc.	USA - DE
Trucker Tech Inc.	USA - DE
Viewpoint, Inc.	USA - DE
Ashtech, LLC	USA - DE
Azteca Systems Holdings, LLC	USA - DE
Azteca Systems Midco, LLC	USA - DE
Azteca Systems, LLC	USA - DE
D&C Parent LLC	USA - DE
Dexter & Chaney, LLC	USA - DE
e-Builder, Inc.	USA - FLL
Innovative Software Engineering, L.L.C.	USA - IA
ISE Fleet Services, LLC	USA - IA
Kuebix LLC	USA - MA
Xchange Imc, LLC	USA - MA
One20 Inc.	USA - MN
PeopleNet Communications Corporation	USA - MN

Name of Subsidiary or Affiliate	Jurisdiction of Incorporation
BearTooth Mapping, Inc.	USA - MT
Trimble MAPS Inc.	USA - NJ
Telog Instruments, Inc.	USA - NY
Applanix LLC	USA - TX